Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Qualigen Therapeutics, Inc. of our report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern) dated April 3, 2020, relating to our audit of the financial statements of Qualigen, Inc. for the years ended March 31, 2019 and 2018 appearing in amendment no. 3 to Form S-4 of Ritter Pharmaceuticals, Inc. filed on April 6, 2020.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Qualigen Therapeutics, Inc. of our report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern) dated June 29, 2020, relating to our audit of the financial statements of Qualigen, Inc. for the year ended March 31, 2020 appearing in the Form 8-K/A of Qualigen Therapeutics, Inc. filed on June 29, 2020.

/s/ Squar Milner LLP

San Diego, CA

October 2, 2020